EXHIBIT 16.2

GEORGE STEWART CPA                        2301 SOUTH JACKSON STREET, SUITE 101-G
                                                       SEATTLE, WASHINGTON 98144

Phone (206) 328-8554
Fax (206) 328-0383
E-Mail  STEWCPASEA@AOL.COM



                                                                 August 22, 2001


United States
Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

I have read Item 4(a) of the Form 8-K/A of L.L. Brown International, Inc., and am in agreement with the statements contained therein. During the Registrant's past two (2) fiscal years and in any subsequent interim period preceding the date of our dismissal as the Registrant's certifying accountant, there were no disagreements between my firm and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. No report on the financial statements of the Registrant for the past two (2) fiscal years prepared by my firm contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.



                                                              Sincerely,
                                                              /s/ George Stewart
                                                              George Stewart CPA